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                                                                   EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated February 29, 1996, except for Notes 8 and 11 as to which the date is April 26, 1996, in Amendment No. 3 to the Registration Statement (Form S-1, No. 333-
4128) and related Prospectus of Boston Communications Group, Inc. for the registration of 4,398,750 shares of Common Stock.

  Our audit also included the financial statement schedule of Boston Communication Group, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          ERNST & YOUNG LLP

Boston, Massachusetts June 13, 1996